THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

PAYMENT OF ALL SUMS DUE UNDER THIS NOTE IS SUBJECT TO SUBORDINATION PROVISIONS SET FORTH IN A SUBORDINATED NOTE AGREEMENT AMONG GENERAL TEXTILES, AMERICAN ENDEAVOUR FUND LIMITED AND LONDON PACIFIC LIFE & ANNUITY COMPANY DATED APRIL 30, 1998. A COPY OF THE SUBORDINATED NOTE AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICE.

$1,698,636.67     April 30, 1998

                           SUBORDINATED NOTE DUE 2003

         FOR VALUE RECEIVED, General Textiles, a California corporation (the "Corporation") hereby promises to pay to the order of London Pacific Life & Annuity Company, or its registered assigns (the "Holder"), the principal sum of one million six hundred ninety-eight thousand six hundred thirty-six dollars and sixty-seven cents ($1,698,636.67) which shall be due and payable to the Holder, as follows:

                             ------------------------ -------------------------
                                                      Percentage of Original
                                                      Principal Amount Plus
                             Principal Payment        Interest Added to
                                    Date              Principal to be Paid
                             ------------------------ -------------------------
                             ------------------------ -------------------------
                             December 31, 1999        5.768644%
                             December 31, 2000        5.768644%
                             December 31, 2001        11.537287%
                             December 31, 2002        11.537287%
                             May 28, 2003             65.388138%
                                                      ----------
                                                      100.000000%
                             ------------------------ -------------------------
         All principal and interest which is not paid prior to May 28, 2003 will be due and payable on that day.

         If the entire principal of the Notes is paid by May 28, 1998, the Notes will not bear interest. After May 28, 1998, this Note will bear interest, payable quarterly in arrears not later than the fifteenth (15th) day after the end of each calendar quarter. Between May 29, 1998 and March 31, 1999, this Note shall bear interest at the rate of nine and two-tenths percent (9.2%) per annum from May 28, 1998. If any principal balance remains outstanding on this Note on April 1, 1999, the interest rate on this Note will increase on such date, and thereafter on the first day of each successive calendar quarter thereafter (i.e., April 1, July 1, October 1 and so forth) by one hundred (100) basis points (i.e., so that the per annum interest rate on this Note shall increase by one full percent (1%) of the principal of the Note as of the first day of each calendar quarter commencing April 1, 1999); provided, however, that the interest rate on this Note shall not exceed thirteen and two-tenths percent (13.2%) per annum. If any principal or interest of any of the Notes is not paid when due, the entire principal amount of this Note will bear interest from the date the overdue principal or interest is due until it is paid at the rate which is 300 basis points higher than the rate which would otherwise apply. Interest on the principal amount of this Note shall be computed on the basis of the actual number of days elapsed in a year of 360 days from the last day on which interest has been paid (or, if no interest has been paid, from the day on which interest began to accrue). Payments on this Note shall be applied first to accrued but unpaid interest and then to principal.

         Each payment with regard to this Note will be made in U.S. Dollars in cash or by wire transfer of funds which are immediately available at the place of payment to the account of the Holder set forth in Attachment 1 to this Note or at any other place of payment that may be designated by the Holder in the manner described in the Note Purchase Agreement at least two Business Days before the day on which the payment is due.

         This Note is one of the "Subordinated Notes due 2003" referred to in, and the Holder is entitled to all the rights, preferences and privileges set forth in and other benefits of, that certain Subordinated Note Agreement of even date herewith by and among the Corporation, American Endeavour Fund Limited and London Pacific Life & Annuity Company (the "Subordinated Note Agreement"). Capitalized terms used without definition in this Note shall have the meanings given to them in the Subordinated Note Agreement.

         The Corporation may prepay all or any portion of the principal of this Note at any time without prepayment penalty or premium. If this Note is to be prepaid only in part, this Note shall be surrendered to the Corporation (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder or its attorney duly authorized in writing), and the Corporation shall execute for the Holder a new Note equal in principal amount to the unprepaid portion of the Note surrendered and identical to the Note surrendered in all other respects.

         The Holder may assign, pledge or transfer all or any portion of this Note or such Holder's rights hereunder to the extent permitted by law, including state and federal securities laws. In the event of any such assignment, pledge or transfer, the assignee of this Note shall, to the extent provided in such assignment, pledge or transfer, be entitled to exercise the rights of a Holder. Upon any transfer of all or any portion of this Note, the Holder shall present this Note to the Corporation, accompanied by an executed form of assignment. The Corporation shall thereupon issue a new Note or Notes to the transferee or transferees having a principal equal to the amount of this Note so transferred, but otherwise in all other respects identical to this Note, and shall issue to the Holder a new Note having a principal equal to the amount of this Note not so transferred, which Note shall otherwise be identical to this Note in all other respects.

         Except as otherwise expressly provided in the Subordinated Note Agreement, the Corporation waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Subordinated Note Agreement. In any action on this Note, the Holder or its assignee need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the Holder or such assignee to be a true and correct copy of this Note.

         The Corporation agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, expended or incurred by the Holder in connection with the enforcement of this Note, the collection of any sums hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

         IN WITNESS WHEREOF, the Corporation has caused this Subordinated Note due 2003 to be executed by its duly authorized officer as of the date set forth above.

                   GENERAL TEXTILES, a California corporation

                                       By: /s/ Jonathan W. Spatz

                                       Its: Executive Vice President

                                                         Attachment 1


                                Place of Payment

Wire transfer payments should be made to the account of the Holder at:

         Bank:             NationsBank Customer Connection
                           Dallas, Texas
         ABA Number:       111000012
         Account Name:     London Pacific Life & Annuity Company
         Account Number:   3750326028
         Reference:        General Textiles